Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-186255) and Form S-8 (Nos. 33-99330, 33-80879, 333-87851, 333-88303, 333-53228 and 333-178451) of Lexmark International, Inc. of our report dated February 26, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Lexington, Kentucky

February 26, 2013